UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2018

THE WENDY’S COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Blvd., Dublin, Ohio		43017
(Address of principal executive offices)		(Zip Code)
(614) 764-3100
(Registrant’s telephone number, including area code)

 Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 20, 2018, The Wendy’s Company (the “Company”) completed its previously announced accelerated share repurchase program (the “ASR”) with Jefferies LLC.
Under the ASR, the Company repurchased a total of 4,365,199 shares of its common stock (or approximately 1.8% of its outstanding common stock on November 15, 2018, the date the agreement governing the ASR was entered into) for an aggregate purchase price of $75.0 million. After the completion of the ASR, the Company has approximately $153 million remaining under its share repurchase authorization, which expires on December 27, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: December 20, 2018	By: /s/ Dana Klein
Dana Klein
Senior Vice President - Corporate and Securities Counsel, and
Assistant Secretary